UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

August 25, 2016
Date of Report (Date of Earliest Event Reported)

Littelfuse, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-20388	36-3795742
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8755 W. Higgins Road, Suite 500, Chicago, IL 60631 (Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (773) 628-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On August 25, 2016, Littelfuse, Inc. (the "Company") issued a press release announcing that the Company had entered into definitive agreements to acquire the product portfolio of transient voltage suppression diodes, switching thyristors and insulated gate bipolar transistors for automotive ignition applications from ON Semiconductor Corporation for a combined purchase price of $104 million.  The Company expects to consummate the transactions in late August, 2016.  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.
The statements in this Current Report on Form 8-K that are not historical facts are intended to constitute "forward-looking statements" entitled to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements may involve risks and uncertainties, including, but not limited to, risks relating to product demand and market acceptance, economic conditions, the impact of competitive products and pricing, product quality problems or product recalls, capacity and supply difficulties or constraints, coal mining exposures reserves, failure of an indemnification for environmental liability, exchange rate fluctuations, commodity price fluctuations, the effect of the Company's accounting policies, labor disputes, restructuring costs in excess of expectations, pension plan asset returns less than assumed, integration of acquisitions and other risks which may be detailed in the Company's Securities and Exchange Commission filings.  Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated or implied in the forward-looking statements.  This release should be read in conjunction with information provided in the financial statements appearing in the Company's Annual Report on Form 10-K for the year ended January 2, 2016.  For a further discussion of the risk factors of the Company, please see Item 1A. "Risk Factors" to the Company's Annual Report on Form 10-K for the year ended January 2, 2016.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No.	Description

99.1	Littelfuse, Inc. press release, dated August 25, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
LITTELFUSE, INC.

DATE: August 25, 2016	By:	/s/ Meenal A. Sethna
	Name:	Meenal A. Sethna
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description

99.1	Littelfuse, Inc. press release, dated August 25, 2016.